                                                                     EXHIBIT 3.8


                                    BY-LAWS

                                      OF

                        DOMINO'S FRANCHISE HOLDING CO.

                                   ARTICLE I

                                    OFFICE
                                    ------

     SECTION 1.1  Principal Office.  The Corporation shall maintain its
                  ----------------
principal office in the Township of Ann Arbor, State of Michigan.

     SECTION 1.2  Registered Office.  The Corporation shall maintain a
                  -----------------
registered office in the State of Michigan as required by the Michigan Business Corporation Act (the "Act").

     SECTION 1.3  Other Offices.  The Corporation may have such offices within
                  -------------
and without the State of Michigan as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's officers.

     SECTION 1.4  Place of Meetings.  All meetings of the Corporation's
                  -----------------
stockholders or Board of Directors shall be held at the Corporation's principal office or at such place as shall be designated in the notice of such meetings.

                                  ARTICLE II

                                 STOCKHOLDERS
                                 ------------

     SECTION 2.1  Annual Meeting of Stockholders.  An annual meeting of the
                  ------------------------------
stockholders shall be held in each year, on the 3/rd/ Wednesday of March, or if such date is a holiday, the meeting shall be on the next succeeding business day. One of the purposes of the annual meeting of the stockholders shall be to elect a Board of Directors. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held thereafter as convenient but within ninety (90) days after said designated date.

     SECTION 2.2  Special Meetings.  A special meeting of the stockholders may
                  ----------------
be called at any time by the President, or by a majority of the Board of Directors, or the holders of not less than twenty-five percent (25%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and purposes of such proposed special meeting, signed by the President, or by a majority of the Board of

Directors, or by stockholders as above provided, the Secretary of this Corporation shall prepare, sign and mail the notices requisite to such meeting.

     SECTION 2.3  Notice of Stockholders' Meeting.  Not less than ten (10) days,
                  -------------------------------
nor more than sixty (60) days, prior to the date of an annual or special meeting of stockholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each stockholder entitled to vote at such meeting. Every notice shall be deemed duly served when the same has been deposited in the United States mail, or with a private courier service (such as Federal Express), with postage prepaid, addressed to the stockholder at the stockholder's address as it appears on the Corporation's records, or if a stockholder shall have filed with the Secretary of the Corporation a written request that the notice be sent to some other address, then at such other address.

     SECTION 2.4  Waiver of Notice.  Notice of the time, place and purpose of
                  ----------------
any meeting of the stockholders may be waived by telegram, telecopy, confirmed facsimile or other writing, either before or after such meeting has been held. The attendance of any stockholder at any stockholders' meeting shall constitute a waiver of any notice to which such stockholder may be entitled pursuant to these By-Laws, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

     SECTION 2.5  Quorum of Stockholders.  A majority of the outstanding shares
                  ----------------------
of this Corporation entitled to vote, represented by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the stockholders. The stockholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of stockholders which results in less than a quorum remaining. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

     SECTION 2.6  Record Date for Determination of Stockholders.   The Board of
                  ---------------------------------------------
Directors shall fix a record date for determining stockholders entitled to receive payment of a share dividend or distribution, or allotment of a right, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors. The date shall not be more than 60 days before the payment of the share dividend or distribution or allotment of a right or other action.

     SECTION 2.7  Transaction of Business.  Business transacted at an annual
                  -----------------------
meeting of stockholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of the stockholders shall be limited to the purposes set forth in the notice of the meeting.

     SECTION 2.8  Voting.  Except as otherwise required by the Act or the
                  ------
Corporation's Articles of Incorporation, each stockholder of the Corporation shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock of this Corporation held by such stockholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of stockholders set forth in Section 2.6 of this Article.

     SECTION 2.9   Proxies.  No proxy shall be deemed operative unless and until
                   -------
signed by the stockholder and filed with the Secretary of the Corporation. All proxies shall be executed by the appointing stockholder or such stockholder's authorized attorney; provided that no proxy shall be valid for more than three
(3) months after execution of such proxy unless the proxy specifically provides for a longer period.

     SECTION 2.10  Vote by Stockholder Corporation.    Any other corporation
                   -------------------------------
owning shares of this Corporation entitled to vote may vote upon the same by the president of such stockholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the Board of Directors of such stockholder corporation.

     SECTION 2.11  Inspectors of Election.  Whenever any person entitled to vote
                   ----------------------
at a meeting of the stockholders shall request the appointment of inspectors, the chairman of the meeting shall appoint not more than three inspectors, who need not be stockholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

     SECTION 2.12  Action by Written Consent.    Any action required or
                   -------------------------
permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of all of the outstanding shares of the Corporation entitled to vote.

     SECTION 2.13  Order of Business.  The order of business at the annual
                   -----------------
meeting of the stockholders, and so far as practicable at all other meetings of the stockholders, shall be as follows:

     1.  Proof of Notice of the Meeting
     2.  Determination of a Quorum
     3.  Election of Directors
     4.  Unfinished Business
     5.  New Business
     6.  Adjournment

     Except with respect to a specific rule to the contrary in these By-Laws or the Act, Robert's Rules of Order shall be used to resolve all to resolve all procedural disputes that may arise at a stockholder's meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

          SECTION 3.1  Authority.  The Board of Directors shall have ultimate
                       ---------
authority over the conduct and management of the business and affairs of the Corporation.

          SECTION 3.2  Number and Term.  Except as otherwise provided by the
                       ---------------
Corporation's Articles of Incorporation, the number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board; provided, that the number of directors shall not be reduced to shorten the term of any director at that time in office.

          SECTION 3.3  Term.  Each Director shall hold office from the date of
                       ----
election and qualification until his or her successor shall have been duly elected, or until his or her earlier removal, resignation, death or incapacity.

          SECTION 3.4  Removal.  Any Director may be removed from office, with
                       -------
or without cause, by a vote of a majority of the shares of the Corporation's shares entitled to vote.

          SECTION 3.5  Vacancies.  Vacancies in the Board of Directors
                       ---------
(including vacancies resulting from an increase in the number of directors) shall be filled by appointment made by a majority of the remaining directors. Each person so appointed shall hold office until the next election of Directors or until his or her successor shall be elected and qualified.

          SECTION 3.6  Organizational Meeting of Board.  At the place of holding
                       -------------------------------
the annual meeting of stockholders, and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting, shall convene for the purposes of electing officers, setting the selling price for the Corporation's shares as provided in Section 3.18 and transacting any other business properly brought before it, provided that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

          SECTION 3.7  Regular Meetings of the Board.  Regular meetings of the
                       -----------------------------
Board of Directors may be held at times and places agreed upon by a majority of the directors at any meeting of the Board of Directors and such regular meetings may be held at such times and places without any further notice of the time, place or purposes of such regular meetings.

          SECTION 3.8  Special Meetings of the Board.  Special meetings of the
                       -----------------------------
Board of Directors may be called at the request of any member of the Board at any time by means of written notice of the time, place and purpose thereof mailed to each director not less than one (1) day, nor more than sixty (60) days, prior to the date fixed for the holding of any special meeting of Directors, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

          SECTION 3.9   Notices.  Every notice of a meeting of the Board of
                        -------
Directors shall be deemed duly served when the same has been deposited in the United States mail, or with a private courier service (such as Federal Express), with postage prepaid, addressed to the director at his or her last known address, or if a director shall have filed with the Secretary of the Corporation a written request that the notice be sent to some other address, then at such other address.

          SECTION 3.10  Waiver of Notice.  Notice of the time, place and purpose
                        ----------------
of any meeting of the Board of Directors may be waived by telegram, telecopy, confirmed facsimile or other writing, either before or after such meeting has been held. The attendance of any director at any directors' meeting shall constitute a waiver of any notice to which such director may be entitled pursuant to these By-Laws, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

          SECTION 3.11  Participation by Telecommunications.  Any Director may
                        -----------------------------------
participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

          SECTION 3.12  Quorum of Directors.  A majority of the directors then
                        -------------------
in office shall constitute a quorum for transaction of business.

          SECTION 3.13  Action.  The Board of Directors shall take action
                        ------
pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or affirmative vote of a greater number of Directors where required by the Corporation's Articles of Incorporation or by law.

          SECTION 3.14  Action by Unanimous Written Consent.  Any action
                        -----------------------------------
required or permitted to be taken by the Board of Directors of the Corporation may be taken without a meeting, without prior notice, and without a vote if consents in writing, setting forth the action so taken, are signed by all of the directors of the Corporation.

          SECTION 3.15  Selection of Officers.  The Board of Directors shall
                        ---------------------
select a president, treasurer, and a secretary, and may select a chairman of the Board, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries, and any other officers that the Board of Directors deems to be in the best interests of the Corporation, which officers may be appointed and their duties prescribed by resolution of the Board.

          SECTION 3.16  Power to Appoint Other Officers and Agents.  The Board
                        ------------------------------------------
of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the Corporation.

          SECTION 3.17  Removal of Officers and Agents.  Any officer or agent
                        ------------------------------
may be removed by the Board of Directors whenever, in the judgment of the Board, the business interests of the Corporation will be served thereby.

          SECTION 3.18  Share Sale Price.  At each organizational meeting of the
                        ----------------
Board of Directors, the Board shall set the share selling price for purposes of various Stock Purchase Agreements entered into from time to time between the Corporation and its stockholders.

          SECTION 3.19  Delegation of Powers.  For any reason deemed sufficient
                        --------------------
by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, verify or acknowledge any instrument in more than one capacity unless specifically authorized by the Board of Directors.

          SECTION 3.20  Power to Appoint Committees of the Board.  The Board of
                        ----------------------------------------
Directors shall have power to designate, by resolution, committees composed of one or more directors who, to the extent provided in such resolution, may exercise the business and affairs of the Corporation except as restricted by statute. In the absence or disqualification of a member of the committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director of the Board to act at the meeting in place of such an absent or disqualified member.
A majority of the members of any committee of the Board will constitute a quorum for all committee action.

          SECTION 3.21  Compensation.  The Board of Directors may by resolution
                        ------------
authorize the payment to all Directors of a uniform sum for attendance at each meeting or a uniform stated fee as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to the Director's attendance at meetings.

          SECTION 3.22  Order of Business.  The order of business at all
                        -----------------
meetings of the Board of Directors shall be:

          1.  Determination of a quorum
          2.  Reading and disposal of all unapproved minutes
          3.  Reports of officers and committees
          4.  Unfinished business
          5.  New business
          6.  Adjournment

     Except with respect to a specific rule to the contrary in these By-Laws or the Act, Robert's Rules of Order shall be used to resolve all procedural disputes that may arise at a Director's meeting.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

          SECTION 4.1  In General.  The officers of the Corporation shall
                       ----------
consist of a chairman, a president, a vice president, a secretary, a treasurer and such additional vice presidents, assistant secretaries, assistant treasurers, and other officers and agents as the Board of Directors from time to time deems advisable. All officers shall be appointed by the Board to serve at its pleasure. Except as otherwise provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices. Each officer shall exercise authority and perform the duties set forth in these By-Laws and any additional authority and duties as the Board of Directors shall determine from time to time.

          SECTION 4.2  Chairman of the Board.  The Chairman of the Board shall
                       ---------------------
be selected by and from the membership of the Board of Directors. He shall conduct all meetings of the Board and shall perform all duties incident thereto.

          SECTION 4.3  President.  The President shall have general and active
                       ---------
management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be ex-officio, a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

          SECTION 4.4  Vice Presidents.  Each Vice President shall serve under
                       ---------------
the direction of the President and shall perform such other duties as the Board of Directors shall from time to time direct.

          SECTION 4.5  Secretary.  Except as otherwise provided by these By-Laws
                       ---------
or otherwise determined by the Board of Directors, the Secretary of the Corporation shall serve under the direction of the President and shall perform such other duties as the Board shall from time to time direct. The Secretary shall attend all meetings of the stockholders and the Board of Directors, and shall preserve in the books of the Company true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the Corporation, and shall have authority to affix the same to all instruments where its use is required. The Secretary shall give all notices required by statute, by-law or resolution.

          SECTION 4.6  Treasurer.  The Treasurer shall serve under the President
                       ---------
and shall perform such other duties as the Board shall from time to time direct. The

Treasurer shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all monies, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors and shall disburse the funds of the Corporation as may be ordered by the Board. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

          SECTION 4.7  Assistant Secretary and Assistant Treasurer. The
                       -------------------------------------------
Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE V

                              STOCK AND TRANSFERS
                              -------------------

          SECTION 5.1  Certificates for Shares.  Every stockholder shall be
                       -----------------------
entitled to a certificate of the shares to which he has subscribed, said certificate to be signed by the Chairman of the Board, President or a Vice President, and may be sealed with the seal of the Corporation or a facsimile thereof certifying the number and class of shares; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of such entity, and by a registrar, the signature of any such officers may be a facsimile.

          If the shares of the Corporation shall become listed on a national securities exchange, the Corporation may eliminate certificates representing such shares and provide such shares and provide for such other methods of recording, noticing ownership and disclosure as may be provided by the rules of that national securities exchange.

          SECTION 5.2  Transferable Only on Books of the Corporation. Shares
                       ---------------------------------------------
shall be transferable only on the books of the Corporation by the holder thereof in person or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

          SECTION 5.3  Stock Ledger. The Corporation shall maintain a stock
                       ------------
ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the office of a transfer agent for the particular class of stock, within or without the State of Michigan, or, if none, at the principal office of the Corporation in the State of Michigan.

          SECTION 5.4  Registered Stockholders. The Corporation shall have the
                       -----------------------
right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by the laws of Michigan.

          SECTION 5.5  Cancellation; Missing Certificates. All certificates
                       ----------------------------------
surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered and cancelled. In the event that a certificate of stock is lost or destroyed another may be issued and unless waived by the President, the party alleging loss or destruction of the certificate shall post a bond or agree to indemnify the Corporation, at the election of the President, in an amount not exceeding two (2) times the value of the stock.

                                  ARTICLE VI

                                  INSTRUMENTS
                                  -----------

          SECTION 6.1  Checks, Etc. All checks, drafts and orders for payment of
                       ------------
money shall be signed in the name of the Corporation or any assumed name under which the Corporation has duly filed a certificate therefor and shall be countersigned by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

          SECTION 6.2  Contracts, Conveyances, Etc. When the execution of any
                       ----------------------------
contract, conveyance or other instrument has been authorized without specification of the executing officers, the president or any vice president, or the treasurer or assistant treasurer, or the secretary or assistant secretary, may execute the same in the name and on behalf of this Corporation, and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.

          SECTION 6.3  Voting Shares of Other Corporations. Stock of other
                       -----------------------------------
corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President or a proxy appointed by either of them. The Board of Directors may by resolution appoint some other person to vote the shares.

                                  ARTICLE VII

                             AMENDMENT OF BY-LAWS
                             --------------------

          SECTION 7.1  Amendment.  These By-Laws may be amended, altered,
                       ---------
changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the stockholders if notice of the proposed amendment, alteration, change, addition or repeal be contained on the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting or is given at the meeting preceding the meeting at which the change is adopted, provided, however, that no change of the date for the annual meeting of the stockholders shall be made within thirty (30) days next before the day on which such meeting is to be held unless consented to in writing, or by a resolution adopted at a meeting, by a majority of all stockholders entitled to vote at the annual meeting.